ADVICE OF BORROWING TERMS
-------------------------


BRANCH / UNIT:                Thames Valley Corporate Business Centre
                              Abbey Gardens
                              4 Abbey Street
                              READING
                              Berkshire
                              RG1 3BA

DATE:                         25 September 1997

BORROWER'S NAME:              Cyberia (UK) Ltd,
                              4 Faraday court, Rankine road, Basingstoke,
                              Hampshire, RG24


Subject to the Bank's rights below and subject to the Bank's rights under the "General Terms Upon Which The Bank Makes Facilities Available", it is the Bank's current intention that the facilities specified in this Advice of Borrowing Terms (except for those facilities which are subject to their own separate facility documentation covered below under "Facilities Subject To Separate Documentation") should remain available for a term of ten years subject to annual review with the next review 31 May 1998.

FACILITY 1

Facility Type:                Loan.

Amount:                       Pounds Sterling 280,000.

Purpose:                      To  assist  with  the purchase of 65 Church
                              Street, Basingstoke.

Repayment:                    Repayment of Pounds Sterling  3,533.95  per  month
                              over a ten year term with the availability of a six month capital repayment holiday should you wish to exercise the option. During this period, interest will need to be covered on a quarterly basis.

First Debit  Interest  Rate:  2 % above  the Bank's Base Rate from time to time.

Second Debit Interest Rate:   Not applicable.

Payable:                      Quarterly.

FACILITY 2

Facility  Type:               Loan.

Amount:                       Pounds Sterling 140,000

Purpose:                      To  assist   with  the   refurbishment   costs  in
                              connection with 65 Church Street, Basingstoke.

Repayment:                    Repayments of Pounds  Sterling  1,766.97 per month
                              over a ten year term with the availability of a capital repayment holiday over the initial six month period. During this time interest would need to be covered on a quarterly basis. First Debit
                              Interest Rate: 2 % above the Bank's Base Rate from time to time.

Second Debit Interest Rate:   Not applicable.

Payable:                      Quarterly.

REPAYMENT

It is the Bank's current intention that the facilities should be reviewed by the dates indicated herein. However, all amounts outstanding under the facilities are repayable on demand, which may be made by the Bank at its sole discretion at any time. The Facilities may also, by notice, be withdrawn, reduced or made subject to further conditions or otherwise varied.

INTEREST

Interest on any indebtedness from time to time in excess of agreed facilities will be charged at the interest rate detailed above. An excess fee will be charged at the Bank's published rate from time to time (currently Pounds Sterling 3.50 per day) for each day that your agreed overdraft limit is exceeded. The Bank is not obliged to allow (or to continue to allow) any excess borrowing.

All rates specified above are variable. If the interest rate specified above is not linked to the Bank's Base Rate, interest will be charged initially at the rate per annum specified above, which may vary from time to time at the Bank's absolute discretion. Details of the current rates are available from the Branch or Office where the facility is provided.

The Bank may alter the basis upon which interest is calculated (including the size of the margin charged over the Bank's Base Rate or other published rate) on facilities and/or the amount of any regular repayments of facilities which are repayable on demand (or by notice), but it will give the customer one month's notice before doing so.

FEES

An all encompassing arrangement and security fee of Pounds Sterling 5,250 will fall payable on drawdown, i.e. 30 September 1997.

SECURITY

The Bank continues to rely on its existing security (and requires additional security where specified), detailed below, for the discharge on demand of all present and future liabilities (both actual and contingent) of the Borrower to the Bank. The liabilities secured will include, without limitation, all liabilities of the borrower to the Bank under the facility or facilities specified in this Advice of Borrowing Terms including those which are listed below under the heading "Facilities Subject To Separate Documentation".

From time to time the Bank may wish to revalue the security and the cost of any valuations required by the Bank will be met by the Borrower. Further information is included in the "General Terms Upon Which The Bank Makes Facilities Available".

Date Executed                 Title of Security / Asset

To Come First and only Legal Mortgage over 65 Church Street, Basingstoke given by Cyberia (UK) Ltd. Composite Guarantee Arrangement between Cyberia
                              (UK) Ltd, Lapland (UK) Ltd and Mobile Planet Ltd.

To Come A Guarantee limited to Pounds Sterling 100,000 unsupported given by Michael J. Neame and Martin Clarke.

OTHER CONDITIONS

o The Bank will require sight of monthly Management Accounts in the format agreed for both Lapland (UK) Ltd and Mobile Planet Ltd to be received by the month end following to the month to which the Accounts relate.

o The Bank will require sight of Audited Accounts on Cyberia (UK) Ltd, Lapland (UK) Ltd and Mobile Planet Ltd within six months following the year end to which the Accounts relate.

o London Clancy to re-value 65 Church Street, Basingstoke upon completion of the refurbishment works and this to be provided by way of side letter.

o    Drawdown  of  Loan  2  will  be  subject  to   provision   of   appropriate
     Architects Certificates.


GENERAL TERMS

Please note that all facilities specified in this Advice of Borrowing Terms are made available subject to the "General Terms Upon Which The Bank Makes Facilities Available", except for those subject to separate Facility Letters/Agreement Forms which do not expressly incorporate the General Terms. Please note that all facilities are also subject to any terms which may be implied by English Law.


/s/ David Napier
Manager

For and on behalf of
National Westminster Bank PLC

The Borrower confirms acceptance of the above terms and conditions pursuant to a Resolution of the Board of Directors of Cyberia (UK) Ltd



Signed:  /s/ Michael Neame
         -----------------
         M J Neame Esq.


         For and on behalf of
         Cyberia (UK) Ltd

Date:    30/10/97
         ----------------------